FORM N-SAR

Attachments

Sub-Item 77C: Submission of matters to a vote of security holders.


	A Special Meeting of Shareholders of The Rightime Fund, Inc. (the "Company") was held at 2:00 p.m. (Eastern time) on Wednesday, December 5, 2001, at the offices of the Company's distributor, Lincoln Investment Planning, Inc., 218 Glenside Avenue, Wyncote, Pennsylvania, pursuant to notice duly given to all shareholders of record as of the close of business on October 23, 2001 (the "Record Date").

	The meeting was being held for the shareholders of each of The Rightime Fund, The Rightime Blue Chip Fund and The Rightime MidCap
Fund (each, a "Fund"). Notice of the meeting, with the accompanying Combined Prospectus/Proxy Statement and proxy card, had been mailed on or about November 2, 2001 to all shareholders of record of each Fund on the Record Date. There were 1,867,748 shares of The Rightime Fund, 3,405,765 shares of The Rightime Blue Chip Fund and 1,140,050 shares of The Rightime MidCap Fund outstanding on the Record Date. There were present at the meeting, in person or by proxy, 1,169,743.380 shares of The Rightime Fund, 1,914,094.706 shares of The Rightime Blue Chip Fund and 693,728.449 shares of The Rightime MidCap Fund, which was more than 50% of the outstanding shares of each Fund on the Record Date. Accordingly, it was determined that a quorum of each Fund necessary for the conduct of business had been obtained.


The meeting had been called to approve the proposed Agreement and Plan of Reorganization between the Company and Federated Equity
Funds dated September 21, 2001, and the transactions contemplated thereby. Pursuant to the proposed Agreement and Plan of Reorganization between the Company, on behalf of each of The Rightime Fund, The Rightime Blue Chip Fund and The Rightime MidCap Fund, and Federated Equity Funds, on behalf of Federated Capital Appreciation Fund (the "Federated Fund"), each of the Funds would deliver its assets to the Federated Fund in exchange solely for the Federated Fund's shares, which would then be distributed pro rata by each of the Funds to the holders of its shares, followed by the deregistration and complete liquidation of the Funds. After the transactions, the shareholders of each Fund would be shareholders of the Federated Fund.

At the meeting, the following votes were cast on the proposal by the shareholders of each Fund:



Name of Series
FOR
the Resolution
AGAINST
the Resolution


ABSTAIN

Broker
NON-
VOTES


TOTAL

The Rightime Fund

FOR		1,087,201.926

Against	50,668.982


Abstain	31,863.472

B/D 		0

Total		1,169,743.380

The Rightime Blue Chip Fund


For		1,775,081.310


Against	48,278.578


Abstain	90,734.818


B/D		0


Total		1,914,094.706

The Rightime MidCap Fund



For		649,724.251


Against	15,284.172


Abstain	28,720.026


B/D		0


Total		693,728.449



Accordingly, based on the votes cast in person or by proxy, the proposed Agreement and Plan of Reorganization was approved by each Fund in the manner required by the Company's charter documents and the Investment Company Act of 1940, as amended.

Sub-Item 77Q1: Exhibits.

(a) Attached herewith please find a copy of the Articles of Transfer filed by the Company and Federated Equity Funds with the Maryland State Department of Assessments and Taxation on
	December 7, 2001.



ARTICLES OF TRANSFER

between

THE RIGHTIME FUND, INC.
(a Maryland Corporation)

and

FEDERATED EQUITY FUNDS
(a Massachusetts Business Trust)


THE RIGHTIME FUND, INC., a Maryland corporation, having its principal office in the State of Maryland in Baltimore, Maryland (which is hereinafter called the "Transferor"), and FEDERATED EQUITY FUNDS, a Massachusetts business trust, having its principal office in Pittsburgh, Pennsylvania (which is hereinafter called the "Transferee"), hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST:
The Transferor, acting on behalf of the Transferor's
The Rightime Fund, The Rightime Blue Chip Fund and The Rightime MidCap Fund (each a "Transferor Fund"), agrees to sell and transfer to the Transferee, acting on behalf of the Transferee's Federated Capital Appreciation Fund (the "Transferee Fund"), all of its property and assets.

SECOND:
The name of the Transferor is The Rightime Fund, Inc. The Transferor is a corporation organized under the laws of the State of Maryland with its principal office in Maryland in Baltimore, Maryland. The Transferor does not own any interest in land in Maryland. The name of the Transferee is Federated Equity Funds. The Transferee is a business trust organized under the laws of the Commonwealth of Massachusetts.

THIRD:
The Transferee was organized as a business trust under the laws of the Commonwealth of Massachusetts on April 17, 1984. It is not registered or qualified to do business in the State of Maryland.



FOURTH:
The address of the Transferee's principal place of business is
5800 Corporate Drive, Pittsburgh, Pennsylvania 15237-7000.
FIFTH:	The location of the Transferee's principal office
in Massachusetts is c/o Donnelly, Conroy and Gelhaar, 73 Tremont Street, 3rd Floor, Boston, Massachusetts 02108. The name and address of the Transferee's resident agent in the State of Maryland for purposes of Section 3-109 of the Maryland General Corporation Law are Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

SIXTH:
The terms and conditions of the transaction set forth in these Articles were advised, authorized, and approved by the Transferor and the Transferee in the manner and by the vote required by their respective Charter and Declaration of Trust and the laws of the respective states in which they are organized. The manner of approval by the Transferor and the Transferee was as follows:

(a) The Board of Directors of the Transferor, at a meeting duly held on September 20, 2001, adopted resolutions which declared that the proposed transaction was advisable on substantially the terms and conditions set forth, or referred to, in the resolutions, as described in these Articles, and directed that the proposed transaction be submitted for consideration at a special meeting of stockholders of each Transferor Fund.

(b) Notice which stated that a purpose of the meeting was to act on the proposed transaction was given by the Transferor to the stockholders of each Transferor Fund as required by law.

(c) At the stockholder meeting duly held on December 5, 2001, the proposed transaction was approved by the holders of at least a majority of the total number of outstanding shares of each Transferor Fund.

(d) The Board of Trustees of the Transferee, at a meeting duly held on August 24, 2001, adopted resolutions which approved the proposed transaction on substantially the terms and conditions set forth, or referred to, in the resolutions, as described in these Articles.

SEVENTH:	The nature and amount of the consideration to be paid,
transferred or issued by the Transferee for the property and assets of each Transferor Fund is as follows:

(a) The Transferee shall, on behalf of the Transferee Fund, issue to the Transferor for distribution to the holders of common stock in each Transferor Fund, full and fractional (to the third decimal place) shares of the Class A Shares of the Transferee Fund that then have an aggregate net asset value equal to the aggregate net asset value at such time of the outstanding shares of common stock of each Transferor Fund; and



(b) In exchange for the aforesaid distribution of Class
A Shares of the Transferee Fund to the holders of shares of common stock of each Transferor Fund, the outstanding shares of common stock of each Transferor Fund will be cancelled simultaneously therewith on the Transferor's books.
The foregoing terms, with related terms and conditions, are further set forth in the Agreement and Plan of Reorganization, dated as of September 21, 2001, between the Transferor and the Transferee.

EIGHTH:	These Articles of Transfer shall be effective at 5:01 p.m.,
Eastern time, on December 7, 2001.

IN WITNESS WHEREOF, the Transferor has caused these Articles of Transfer to be signed in its name and on its behalf by its Chairman of the Board and President and witnessed by its Secretary as of December 5, 2001.
The undersigned Chairman of the Board and President of the Transferor hereby acknowledges in the name and on behalf of the Transferor, the foregoing Articles of Transfer to be the corporate act of the Transferor and hereby states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein are true in all material respects under the penalties of perjury.

WITNESS
THE RIGHTIME FUND, INC.



/s/ Edward S. Forst, Sr.
Edward S. Forst, Sr.
Secretary
/s/ David J. Rights
David J. Rights
Chairman of the Board and President



IN WITNESS WHEREOF, the Transferee has caused these Articles of Transfer to be signed in its name and on its behalf by its President and witnessed by its Secretary as of December 5, 2001. The undersigned President of the Transferee hereby acknowledges in the name and on behalf of the Transferee, the foregoing Articles of Transfer to be the act of the Transferee, and hereby states that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval of the transaction provided for herein are true in all material respects under the penalties of perjury.

WITNESS:

FEDERATED EQUITY FUNDS
/s/ John W. McGonigle
John W. McGonigle
Executive Vice President and Secretary
/s/ J. Christopher Donahue
J. Christopher Donahue
President

WE HEREBY CONSENT TO ACT AS RESIDENT AGENT IN
MARYLAND FOR THE ENTITY NAMED IN THE ATTACHED INSTRUMENT.


CORPORATION TRUST INCORPORATED


/s/ Kevin A. Sebunia
SIGNATURE

Kevin A. Sebunia, Assistant Secretary
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